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                                 SCHEDULE 13D
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|  CUSIP NO. 45815Y105  |                          | PAGE  13  OF  17  PAGES   |
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                                   EXHIBIT B
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      LIST OF ACQUISITIONS OF ISSUER'S SECURITIES BY EACH REPORTING PERSON
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

                                         Date of                          Number of    Price per
 Name of Reporting Person               Purchase    Class of Securities   Shares(1)    Share(1)
------------------------------------    ---------   -------------------   --------     ---------

Mayfield VIII,                           12/22/95   Series B Preferred       896,071    $3.76
a California Limited Partnership

Mayfield Associates Fund II, L.P.,       12/22/95   Series B Preferred        47,162    $3.76
a California Limited Partnership

Mayfield VIII,                           11/13/96   Common Stock             251,750    $6.50
a California Limited Partnership

Mayfield Associates Fund II, L.P.,       11/13/96   Common Stock              13,250    $6.50
a California Limited Partnership

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(1)  Expressed on a common equivalent share basis.  All outstanding shares of
Series B Preferred Stock of the Issuer were automatically converted into Common Stock in connection with the Issuer's initial public offering of its Common Stock on October 10, 1996.